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Metris Receivables, Inc.                             Metris Master Trust                                           Monthly Report
Certificateholder's Statement                           Series 1996-1                                                      Dec-96
Section 5.2                                         Class A          Class B         Class C          Class D           Total

(i)   Certificate Amount                        518,000,000.00    87,500,000.00   50,000,000.00   44,500,000.00    700,000,000.00
(ii)  Certificate Principal Distributed                   0.00             0.00            0.00                              0.00
(iii) Certificate Interest Distributed            2,784,250.00       495,833.33      279,756.89                      3,559,840.22
(iv) Principal Collections                       22,543,271.80     3,807,985.11    2,175,991.49    1,935,091.64     30,462,340.04
(v)  Finance Charge Collections                   9,467,947.26     1,599,315.44      913,894.53      812,741.34     12,793,898.57
     Recoveries                                      32,526.66         5,494.37        3,139.64        2,794.28         43,954.95
     Interest Earned on Accounts                          0.00             0.00            0.00            0.00              0.00
       Total Finance Charge Collections           9,500,473.92     1,604,809.81      917,034.17      815,535.62     12,837,853.52
	 Total Collections                              32,043,745.72     5,412,794.92    3,093,025.66    2,750,627.26     43,300,193.56
(vi) Aggregate Amount of Principal Receivables                                                                   1,555,893,772.09
     Invested Amount (End of Month)             518,000,000.00    87,500,000.00   50,000,000.00   44,500,000.00    700,000,000.00
     Floating Allocation Percentage                33.2927613%       5.6237773%      3.2135870%      2.8600924%       44.9902180%
     Invested Amount (Beginning of Month)       518,000,000.00    87,500,000.00   50,000,000.00   44,500,000.00    700,000,000.00
     Average Daily Invested Amount                                                                                 699,967,351.64
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                           85.03%      1,365,011,651.45
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)         8.80%        141,222,897.55
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)        2.06%         33,064,823.10
       90 Days and Over (60+ Days Contractually Delinquent)               4.11%         66,038,162.46
	 Total Receivables                                                     100.00%      1,605,337,534.56
(viii) Aggregate Investor Default Amount                                                 5,269,486.69
       As a % of Average Daily Invested Amount  (Annualized based on 366 days/year)             9.84%
(ix)  Charge-Offs
      Class A                                                                                    0.00
      Class B                                                                                    0.00
      Class C                                                                                    0.00
      Class D                                                                                    0.00
	Total Charge-Offs                                                                        0.00
(x)   Servicing Fee                                                                      1,071,038.25
(xi)  Pool Factor
      Class A                                                                               1.0000000
      Class B                                                                               1.0000000
      Class C                                                                               1.0000000
(xii) Unreimbursed Reallocated Principal Collections
      Class B                                                                                    0.00
      Class C                                                                                    0.00
      Class D                                                                                    0.00
(xiii) Excess Funding Account Balance                                                            0.00
       Prefunding Account Balance                                                                0.00
Average Net Portfolio Yield                                                                  14.1334%
Minimum Base Rate                                                                             8.4849%
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